EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Patrick A. Remmert Jr., certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2015-C3 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Westfield Trumbull Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Westfield Trumbull Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Westfield Trumbull Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westfield Trumbull Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Westfield Trumbull Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Sterling & Milagro Apartments Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Sterling & Milagro Apartments Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sterling & Milagro Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Sterling & Milagro Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sterling & Milagro Apartments Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sterling & Milagro Apartments Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Sterling & Milagro Apartments Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Sterling & Milagro Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Westfield Wheaton Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Westfield Wheaton Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfield Wheaton Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Westfield Wheaton Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westfield Wheaton Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Westfield Wheaton Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Westfield Wheaton Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Westfield Wheaton Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the WPC Department Store Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the WPC Department Store Portfolio Mortgage Loan, U.S. Bank National Association, as Trustee, Certificate Administrator and Custodian for the WPC Department Store Portfolio Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the WPC Department Store Portfolio Mortgage Loan.

Dated: March 19, 2018

/s/ Patrick A. Remmert Jr.

President

(senior officer in charge of securitization of the depositor)